UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 02, 2023 (July 28, 2023)

Talis Biomedical Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40047	46-3122255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Island Drive Suite 101
Redwood City, California		94065
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 433-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TLIS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors has appointed Andrew A. Lukowiak to serve as President and Chief Scientific Officer of Talis Biomedical Corporation (the "Company"), effective August 1, 2023 (the "CSO Start Date").

Prior to joining the Company, Dr. Lukowiak, 51, was the President, Chief Scientific Officer and board member of Epigenomics AG, a publicly traded molecular diagnostics company that developed the first FDA approved, blood based, colorectal, cancer screening test. From 2018 to 2021, Dr. Lukowiak was the Chief Executive Officer and board member of Millenium Health, a privately held clinical laboratory improvement amendments ("CLIA") laboratory specializing in clinical toxicology services. Prior to Millenium Health, Dr. Lukowiak was the Chief Operating Officer and Chief Executive Officer for Althea Dx, a private equity-backed CLIA laboratory providing proprietary, clinically-validated pharmacogenetic testing services from 2013 to 2018. Dr. Lukowiak earned Bachelor of Science in Biology from the Pennsylvania State University and a Ph.D. in Genetics from the University of Georgia.

In connection with Dr. Lukowiak’s appointment as President and Chief Scientific Officer, the Company entered into an offer letter with Dr. Lukowiak, on July 28, 2023, that governs the terms of his employment with the Company. Among other things, the offer letter provides for an annual base salary of $450,000 and, beginning in calendar year 2023, an annual target bonus equal to 50% of his earned eligible compensation. On the CSO Start Date, Dr. Lukowiak was granted (i) pursuant to the Company’s 2021 Equity Incentive Plan, an incentive stock option to purchase up to 13,477 shares of the Company’s Common Stock (“Common Stock”) at an exercise price of $7.42 per share, the closing sales price of the Common Stock on the CSO Start Date (the “Incentive Option”), and (ii) pursuant to the Talis Biomedical Corporation 2021 Inducement Plan, a nonqualified stock option to purchase 17,098 shares of Common Stock at an exercise price of $7.42 per share in accordance with Nasdaq Listing Rule 5635(c)(4) (together with the Incentive Option, the “Options”). Each Option will vest over a four-year period, with 25% of the shares subject to such Option vesting on the one-year anniversary of the CSO Start Date and the balance of the shares subject to such Option vesting in equal installments over the following 36 months.

Dr. Lukowiak will be eligible to participate in the Company’s Severance and Change in Control Plan (a copy of which is filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-252360), filed with the Securities and Exchange Commission on February 8, 2021). Dr. Lukowiak will also enter into the Company’s standard form of indemnity agreement (a copy of which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-252360), filed with the Securities and Exchange Commission on January 22, 2021).

There is no arrangement or understanding between Dr. Lukowiak and any other person pursuant to which he was appointed as President and Chief Scientific Officer. Further, with regard to Dr. Lukowiak, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

The foregoing description of Dr. Lukowiak’s offer letter is not complete and is qualified in its entirety by reference to the text of the offer letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

On August 2, 2023, the Company issued a press release announcing the appointment of Dr. Lukowiak. A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Title
10.1	Offer Letter, dated July 27, 2023, by and between the Company and Andrew Lukowiak.
99.1	Press release dated August 2, 2023.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALIS BIOMEDICAL CORPORATION

Date:	August 2, 2023	By:	/s/ Rebecca L. Markovich
Rebecca L. Markovich Interim Chief Financial Officer